UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2023
CARDIOVASCULAR SYSTEMS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-52082	41-1698056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1225 Old Highway 8 Northwest
St. Paul, Minnesota 55112-6416
(Address of Principal Executive Offices and Zip Code)

(651) 259-1600
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR 17 §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, One-tenth of One Cent ($0.001) Par Value Per Share	CSII	The Nasdaq Stock Market LLC

Item 1.01. Entry into a Material Definitive Agreement.

On February 8, 2023, Cardiovascular Systems, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Abbott Laboratories, an Illinois corporation (“Parent”), and Cobra Acquisition Co., a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Merger Sub”).

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly-owned subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.001 per share, of the Company (the “Common Stock”), issued and outstanding immediately prior to the Effective Time (other than (A) shares owned by the Company, Parent or any of their subsidiaries and (B) shares held by holders who have exercised appraisal rights under Section 262 of the General Corporation Law of the State of Delaware ) will be converted into the right to receive $20.00 per share of Common Stock in cash, without interest, as may be adjusted pursuant to the terms of the Merger Agreement (the “Per Share Merger Consideration”).

Pursuant to the terms and conditions of the Merger Agreement, at the Effective Time, (A) each option to purchase shares of Common Stock (each, a “Company Option”), will be accelerated (to the extent unvested), cancelled and converted into the right to receive, without interest, a cash amount equal to the product of (1) the number of shares of Common Stock represented by such Company Option and (2) the excess, if any, of the Per Share Merger Consideration over the per share exercise price of such Company Option, less applicable tax withholding; (B) each share of Common Stock that is subject to vesting (whether time-based or performance-based), repurchase or other lapse restriction that is outstanding and awarded under any stock plan of the Company (“Company Restricted Stock”) will be accelerated and treated as a share of issued and outstanding Common Stock, and will be converted into the right to receive a cash amount equal to the Per Share Merger Consideration, less applicable tax withholding; and (C) each restricted stock unit issued, which represents the right to vest in and be issued shares of Common Stock or the cash equivalent thereof (each, a “Company Restricted Stock Unit”) will be accelerated (to the extent unvested), cancelled and converted into the right to receive, without interest, an amount in cash equal to the product of (1) the number of shares of Common Stock represented by such Company Restricted Stock Unit and (2) the Per Share Merger Consideration, less applicable tax withholding.

The Board of Directors of the Company (the “Board”) has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and fair to, and in the best interests of, the Company and the stockholders of the Company; (ii) authorized and approved the execution, delivery and performance by the Company of the Merger Agreement and, subject to requisite stockholder approval, the consummation of the transactions contemplated thereby, including the Merger, in accordance with the terms and conditions set forth in the Merger Agreement; (iii) recommended that the stockholders of the Company vote to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger; and (iv) directed that the adoption of the Merger Agreement be submitted to a vote of the stockholders of the Company.

The consummation of the Merger is subject to various closing conditions, including (i) the affirmative vote of the holders of a majority of the outstanding shares of Common Stock to adopt the Merger Agreement (the “Stockholder Approval”); (ii) the absence of any law or order restraining or otherwise prohibiting the Merger; and (iii) any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) must have expired or been terminated and all consents, approvals, authorizations or filings with any governmental authority pursuant to any other applicable competition law or foreign investment law in connection with the Merger and the transactions contemplated by the Merger Agreement, or that are reasonably determined by Parent to be applicable, must have been obtained, in each case, without the imposition of any Burdensome Condition (as defined in the Merger Agreement), except, in each case, as may be consented to by Parent in its sole and absolute discretion). Additional closing conditions include (x) subject to specific standards, the accuracy of the representations and warranties of the other party or parties, (y) the performance or compliance in all material respects by the other party or parties of such party’s or parties’ covenants, obligations, and agreements under the Merger Agreement, and (z) with respect to Parent’s and Merger Sub’s obligations to consummate the Merger, (A) the absence of a Material Adverse Effect (as defined in the Merger Agreement) and the absence of any changes having occurred that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (B) the absence of any pending or threatened proceeding from a governmental authority (1) seeking to restrain or prohibit the Merger, (2) seeking from any party to the transaction damages that are material to the Company and the Company subsidiaries, taken as whole, (3) seeking to impose any Burdensome Condition, or (4) otherwise inquiring into the compliance of the Merger with applicable competition laws or foreign investment laws. The Merger Agreement contemplates a termination date of November 8, 2023 (as extended, the “End Date”), which date may unilaterally be extended by Parent if all conditions to closing of the Merger (other than those that, by their terms, are to be satisfied at the closing) have been satisfied, other than the conditions relating the HSR Act or other competition law clearances having been obtained. In such event, Parent may extend the termination for up to three successive 90-day periods.

The Merger Agreement includes representations, warranties, and covenants of the parties customary for a transaction of this nature, including covenants (i) for the Company (A) to use reasonable best efforts to conduct its business in the ordinary course of business in a commercially reasonably manner and consistent with past practice, (B) to be bound by restrictions relating to the operation of its business until the Effective Time or termination of the Merger Agreement, and (C) as promptly as practicable, to effect all registrations, filings and submissions required pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other applicable laws with respect to the Merger (including the filing of a Merger proxy statement) with the Securities and Exchange Commission (the “SEC”); and (ii) for each of the parties to (A) make or prepare, or cause to be made or prepared, the documents, forms, filings, or submissions required of such party, under the HSR Act and other applicable competition laws and foreign investment laws, if any, as promptly as practicable and advisable and (B) comply with any request for additional information, documents or other materials (including a “second request” under the HSR Act) received by a party from an applicable governmental authority.

The Company is also subject to customary restrictions on its ability to solicit acquisition proposals from third parties, to provide information to, and enter into discussions or negotiations with, third parties regarding alternative acquisition proposals. However, prior to the Stockholder Approval, these restrictions are subject to customary “fiduciary out” provisions that allow, under certain circumstances, the Company to engage with third parties with respect to an unsolicited, written Acquisition Proposal (as defined in the Merger Agreement), to change the Board’s recommendation in favor of the Merger and to terminate the Merger Agreement.

The Merger Agreement includes certain termination provisions for both the Company and Parent and provides that (i) in connection with the termination of the Merger Agreement under certain specified circumstances related to a change in the recommendation of the Company, the entry into an agreement for a Superior Proposal or the breach of certain of the Company’s covenants under the Merger Agreement, the Company may be required to pay Parent a termination fee of $26,500,000, and (ii) in connection with the termination of the Merger Agreement due to the occurrence of the End Date under certain specified circumstances related to antitrust laws or due to the consummation of the Merger being permanently enjoined under antitrust laws, Parent may be required to pay the Company a termination fee of $26,500,000.

Each party to the Merger Agreement is required to use its reasonable best efforts to take all actions to consummate the Merger.

If the Merger is consummated, the Common Stock will be delisted from the Nasdaq Stock Market LLC and deregistered under the Exchange Act.

This summary of the principal terms of the Merger Agreement, a copy of which is filed as Exhibit 2.1 and incorporated herein by reference, is not intended to (i) modify or supplement any factual disclosures about the Company in its public reports filed with the SEC, or (ii) be a disclosure of any factual information or circumstances about the Company. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

The representations, warranties and covenants contained in the Merger Agreement were or will be made only as of specified dates for the purposes of the Merger Agreement, were (except as expressly set forth therein) solely for the benefit of the parties to the Merger Agreement, and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing descriptions, it is important to bear in mind that such representations, warranties and covenants may have been negotiated with the principal purpose of allocating risk among the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2023, the Human Resources and Compensation Committee of the Board (the “HRCC”), as administrator under the previously disclosed terms of the Amended and Restated Cardiovascular Systems, Inc. 2017 Equity Incentive Plan, as amended from time to time, pursuant to and in accordance with the authority granted to the HRCC by the Board, in accordance with the requirements of the Merger Agreement regarding the treatment of outstanding equity awards, adopted resolutions approving the accelerated vesting, termination, and settlement, of all outstanding (i) Company Options, (ii) Company Restricted Stock, and (iii) Company Restricted Stock Units, and the cash-out of the same in connection with the Merger pursuant to the terms of the Merger Agreement. On February 8, 2023, the Board ratified the resolutions adopted by the HRCC.

The accelerated vesting, termination, settlement, and cash-out of the Company Options, Company Restricted Stock, and Company Restricted Stock Units are conditioned upon and subject to the occurrence of the Effective Time.

Item 7.01 Regulation FD Disclosure.

On February 8, 2023, Parent and the Company issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of February 8, 2023, by and among the Company, Abbott Laboratories, and Cobra Acquisition Co.
99.1	Press Release dated February 8, 2023
*Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Cardiovascular Systems, Inc. agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 9, 2023

CARDIOVASCULAR SYSTEMS, INC.
By:	/s/ Alexander Rosenstein
Alexander Rosenstein General Counsel and Corporate Secretary